Exhibit 99.1

VIEMED HEALTHCARE ANNOUNCES FINANCIAL RESULTS FOR
SECOND QUARTER 2019

Lafayette, Louisiana (August 9, 2019) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (TSX: VMD.TO and NASDAQ:VMD), a home medical equipment supplier that provides post-acute respiratory care services in the United States, announced today that it has reported its financial results for the three and six months ended June 30, 2019.

Operational highlights (all dollar amounts are USD):

•
Revenues for the quarter ended June 30, 2019 were approximately $22.5 million and gross margin was $16.9 million, or 75%. Revenues and gross margin increased 45% and 49%, respectively, as compared to the quarter ended June 30, 2018. Revenues for the quarter ended June 30, 2019 grew sequentially by approximately 10% as compared to the quarter ended March 31, 2019.

•	The Company grew its ventilator patient count by approximately 40% as compared to the prior year’s comparable quarter and 12% over the first quarter of 2019.

•
Net income for the quarter ended June 30, 2019 totaled approximately $1.8 million, a 23% decrease as compared to the quarter ended June 30, 2018. Adjusted EBITDA for the quarter ended June 30, 2019 totaled approximately $4.6 million, a 12% increase as compared to the quarter ended June 30, 2018. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this press release.

•
The Company completed the purchase of a 77,000 square foot building that will serve as corporate headquarters later this year.  The building will allow the Company to continue to expand its back office support staff to keep up with its geographical expansion throughout the lower 48.

•
The Company expects to generate total revenues of approximately $23.7 to $24.5 million during the third quarter of 2019. The mid-point of the revenue guidance represents a 41% increase over the quarter ended September 30, 2018.  Additionally, the Company expects to have higher margins during the back half of the year, more in line with prior year margins.

“I am extremely pleased with another record breaking quarter in revenue and patient growth,” said Casey Hoyt, Viemed CEO. “We are making tremendous strides in our future growth initiatives in the technology, marketing and new referral sources areas, including the VA system as well as the pediatric division.  Additionally, we continue to roll out oxygen therapy around the country as well as a new compression therapy product line.  These investments, along with our completed building purchase and Nasdaq listing have us on an exciting path to more future success.”

Conference Call Details

The Company will host a conference call to discuss Q2 2019 results on Friday, August 9, 2019 at 11:00 a.m. EST.
The call-in numbers for participants are:

US Toll Free: 1-800-239-9838
International Toll Free: 1-323-794-2551
Meeting ID Number: 3755260

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed, through its indirect wholly-owned subsidiaries Sleep Management, L.L.C. and Home Sleep Delivered, L.L.C., is a home medical equipment supplier that provides post-acute respiratory care services in the United States. Sleep Management, L.L.C. focuses on disease management and improving the quality of life for respiratory patients through clinical excellence, education, and technology. Its service offerings are based on effective home treatment with respiratory care practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Home Sleep Delivered focuses on providing in-home sleep testing for sleep apnea sufferers. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology.. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's guidance for the third and fourth quarters, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the Company may be subject to significant capital requirements and operating risks; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of shares in the capital of the Company; the Company’s novel business model; the state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition;low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation environment; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a foreign private issuer; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in Viemed’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s Form 10 filed with the SEC on August 1, 2019, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At June 30, 2019	At December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$7,691	$10,413
Accounts receivable, net of allowance for doubtful accounts of $6,874 and $4,266 at June 30, 2019 and December 31, 2018, respectively	12,797	8,839
Inventory, net	3,712	2,887
Prepaid expenses and other assets	861	824
Total current assets	$25,061	$22,963
Long-term assets
Property and equipment	45,803	30,562
Other assets	22	—
Total long-term assets	$45,825	$30,562
TOTAL ASSETS	$70,886	$53,525

LIABILITIES
Current liabilities
Trade payables	$7,818	$5,884
Income taxes payable	—	152
Accrued liabilities	6,950	7,551
Current portion of lease liabilities	8,410	3,031
Current portion of long-term debt	133	—
Warrant conversion liability	800	363
Total current liabilities	$24,111	$16,981
Long-term liabilities
Accrued liabilities	1,685	1,117
Long-term lease liabilities	1,098	394
Long-term debt	4,703	—
Total long-term liabilities	$7,486	$1,511
TOTAL LIABILITIES	$31,597	$18,492
Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 37,697,535 and 37,500,815 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	2,350	71
Additional paid-in capital	5,063	5,390
Accumulated other comprehensive loss	(148)	—
Retained earnings	32,024	29,572
TOTAL SHAREHOLDERS' EQUITY	$39,289	$35,033
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$70,886	$53,525

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME  AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$22,547	$15,508	$42,990	$29,619

Cost of revenue	5,686	4,185	10,727	7,744

Gross profit	$16,861	$11,323	$32,263	$21,875

Operating Expenses
Selling, general and administrative	13,244	7,919	24,836	15,208
Research and development	203	0	437	0
Stock-based compensation	1,034	665	1,914	1,226
Depreciation	138	124	267	330
Loss on disposal of property and equipment	85	52	141	88
Other expense	25	7	49	7
Income from operations	$2,132	$2,556	$4,619	$5,016

Non-operating expenses
Unrealized loss on warrant conversion liability	268	123	437	195
Interest expense, net of interest income	20	67	46	114

Net income before taxes	1,844	2,366	4,136	4,707
Provision for income taxes	24	—	162	—

Net income	$1,820	$2,366	$3,974	$4,707

Other Comprehensive Income
Change in unrealized loss on derivative instruments, net of tax	(148)	—	(148)	—
Other Comprehensive Loss	$(148)	$—	$(148)	$—

Comprehensive Income	$1,672	$2,366	$3,826	$4,707

Net income per share
Basic	$0.05	$0.06	$0.10	$0.12
Diluted	$0.05	$0.06	$0.10	$0.12

Weighted average number of common shares outstanding:
Basic	37,686,763	37,909,628	38,165,274	37,909,628
Diluted	39,975,307	39,335,011	40,166,855	39,099,186

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net income	$3,974	$4,707
Adjustments for:
Depreciation	2,739	1,634
Bad debt expense	3,859	2,685
Share-based compensation	1,914	1,226
Unrealized loss on warrant conversion liability	437	—
Loss on disposal of property and equipment	141	88
Net change in working capital
Increase in accounts receivable	(7,818)	(761)
Increase in inventory	(825)	(302)
Increase (decrease) in trade payables	1,934	(120)
Decrease in accrued liabilities	(181)	(83)
Decrease in income tax payable	(153)	(69)
Increase in prepaid expenses and other current assets	(58)	(2)
Net cash provided by operating activities	$5,963	$9,003

Cash flows from investing activities
Purchase of property and equipment	(7,700)	(2,057)
Proceeds from sale of property and equipment	213	277
Net cash used in investing activities	$(7,487)	$(1,780)

Cash flows from financing activities
Proceeds from exercise of options	22	—
Proceeds from exercise of warrants	16	—
Proceeds from commercial long-term note for building	4,837	—
Shares repurchased and canceled under the Normal Course Issuer Bid	(1,522)	—
Repayments of lease liabilities	(4,551)	(3,770)
Net cash used in financing activities	$(1,198)	$(3,770)

Net (decrease) increase in cash and cash equivalents	(2,722)	3,453
Cash and cash equivalents at beginning of year	10,413	5,098
Cash and cash equivalents at end of year	$7,691	$8,551

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$52	$116
Cash paid during the period for income taxes, net of refunds received	$317	$68
Supplemental disclosures of non-cash transactions
Property and equipment financed through capital leases and long-term debt	$9,438	$4,586
Property and equipment financed through leases upon adoption of FASB ASC 842	$1,919	$—
Change in unrealized (losses) on derivative instruments, net of tax	$(148)	$—

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is defined as earnings before interest expense, income tax expense (benefit), depreciation and amortization, unrealized (gain) loss on warrant conversion liability and stock-based compensation. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. The following table is a reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net Income (Loss)	1,820	2,154	3,046	2,424	2,366	2,341	(26)	4,018
Add back:
Depreciation	1,444	1,295	1,177	972	893	741	738	662
Interest expense	20	26	30	37	67	47	49	67
Unrealized (gain) loss on warrant conversion liability	268	169	(210)	220	123	72	158	—
Stock-based compensation	1,034	880	804	672	665	561	828	—
Income tax expense (benefit)	24	138	127	35	—	—	130	(57)
Adjusted EBITDA	$4,610	$4,662	$4,974	$4,360	$4,114	$3,762	$1,877	$4,690

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income (loss), as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as comparative measures.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Financial Information:
Revenue	$22,547	$20,443	$18,489	$17,163	$15,508	$14,111	$13,548	$12,451
Gross Profit	$16,861	$15,402	$13,645	$13,062	$11,323	$10,552	$10,186	$9,312
Gross Profit %	75%	75%	74%	76%	73%	75%	75%	75%
Net Income (Loss)	$1,844	$2,154	$3,046	$2,424	$2,366	$2,341	$(26)	$4,018
Adjusted EBITDA(1)	$4,610	$4,662	$4,974	$4,360	$4,114	$3,762	$1,877(3)	$4,690
Cash (As of)	$7,691	$7,410	$10,413	$10,174	$8,551	$4,634	$5,098	$7,273
Total Assets (As of)	$70,886	$58,583	$53,525	$49,147	$44,168	$40,566	$37,691	$32,740
Operational Information:
Vent Patients(2)	7,130	6,393	5,905	5,444	5,078	4,685	4,385	4,044

(1)	Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.

(2)	Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.

(3)
Fourth quarter 2017 Adjusted EBITDA was negatively impacted by the Company’s annual performance incentive compensation program which was recorded in full during the quarter due to the effective date of the corporate spin-out. During the year ended December 31, 2018 and subsequent periods, the Company’s accrual for these types of costs was recorded throughout the year. Adjusted EBITDA for the fourth quarter 2017 would have been $4,308,000 had this compensation been accrued throughout the year.